As filed with the Securities and Exchange Commission on April 24, 2026
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2026

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A non-voting common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement

On April 24, 2026, Oppenheimer & Co., Inc. (“Oppenheimer”), the principal operating subsidiary of Oppenheimer Holdings Inc. (the “Company”), reached an agreement to settle the previously disclosed litigation styled Liberty Capital Group, Individually and on Behalf of All Others Similarly Situated v. Oppenheimer Holdings Inc., Oppenheimer & Co. Inc., and Oppenheimer Asset Management Inc., No. 1:25-cv04822-JSR which was filed in the United States District Court for the Southern District of New York in June of 2025 (the “ District Court”). Further information on the background of the case can be found in the Company’s press release dated today’s date which is filed as Exhibit 99.1 to this Current Report on Form 8-K and in the Company’s previous filings with the Securities and Exchange Commission.

The terms of the agreement are set forth in a binding settlement term sheet executed by representatives for plaintiffs and Oppenheimer (the “Settlement Term Sheet”). Pursuant to the Settlement Term Sheet, Oppenheimer has agreed to pay $70 million in full settlement of the claims asserted in the litigation. The settlement amount would be paid into an escrow account ten business days after receiving preliminary approval by the District Court of the settlement which the Company expects will take up to ninety days. The Settlement Term Sheet provides that the Company will receive a release from any and all claims arising from the facts and circumstances alleged in the litigation. The settlement remains subject to approval by the District Court. The parties have agreed to finalize formal settlement documentation and file a Stipulation of Settlement and motion for preliminary approval with the District Court within 60 days of execution of the Settlement Term Sheet. The settlement contemplates that the resolution of the matter would be without any admission of liability or wrongdoing by the Company.

The agreement is subject to the negotiation, execution, and delivery of a definitive settlement agreement and both preliminary and final approval by the District Court. There can be no assurance that definitive settlement documentation will be executed or that the District Court will approve the proposed settlement on its current or any other terms.If formal settlement documentation is finalized and District Court approval is obtained, the settlement would resolve all claims asserted against the Company in the litigation.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

Exhibit Number	Exhibit
10.1	Settlement Term Sheet, dated April 24, 2026, by and among Oppenheimer Holdings Inc. and the plaintiff class in Liberty Capital Group v. Oppenheimer Holdings Inc., No. 1:25-cv-04822-JSR (S.D.N.Y.).
99.1	Press release dated April 24, 2026

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: April 24, 2026 By: /s/ Robert S. Lowenthal --------------------------------- Name: Robert S. Lowenthal Title: Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Term Sheet, dated April 24, 2026, by and among Oppenheimer Holdings Inc. and the plaintiff class in Liberty Capital Group v. Oppenheimer Holdings Inc., No. 1:25-cv-04822-JSR (S.D.N.Y.).
99.1	Press release dated April 24, 2026
4